Exhibit 10.22

NOTE

              US$5,521,230                     New Hope, Pennsylvania
                                               July 11, 1996

                     FOR VALUE RECEIVED, the undersigned, GROUP LONG DISTANCE,
              INC., a Florida corporation, (the "Company") hereby promises to pay TEL-SAVE, INC., a Pennsylvania corporation, the principal sum of FIVE MILLION FIVE HUNDRED AND TWENTY-ONE THOUSAND TWO HUNDRED AND THIRTY DOLLARS ($5,521,230) on July 11, 1997 with interest (computed on the basis of a 365 day year but charged for the actual number of days principal is unpaid) on the unpaid balance thereof at the rate of 6.5% per annum payable monthly on the last day of each calendar month. All payments made by the Company pursuant to this Note shall be made in lawful money of the United States of America and in immediately available funds, on the dates, at the place and in the principal amounts provided in the Agreement defined below.

                     This Note is issued pursuant to, and evidences obligations under, the Agreement, dated as the date hereof, between Tel-Save, Inc. and the Company (as it may be amended and restated, the "Agreement").

                       The Agreement provides for the acceleration of the
              maturity of this Note and for the payment of Post-Default Interest upon the occurrence of certain events and for prepayments of the Advance, together with accrued interest, upon the terms and conditions specified therein.

                     This Note shall be governed by and construed and enforced
              in accordance with the laws of the Commonwealth of Pennsylvania applicable to business arrangements entered into and performed entirely within the Commonwealth of Pennsylvania.

                     IN WITNESS WHEREOF, the undersigned has duly caused this
              Note to be executed and delivered at the place specified above and as of the date first written above.

                                          GROUP LONG DISTANCE, INC.

                                          By________________________
                                            Name:
                                            Title